Exhibit 10.2

Execution Version

LIMITED CONSENT AND AMENDMENT TO LIMITED CONSENT TO LOAN AGREEMENT

AND FORBEARANCE AGREEMENT

This Limited Consent and Amendment to Limited Consent to Loan Agreement and Forbearance Agreement (this “Agreement”), dated as of June 6, 2016, is among KEY ENERGY SERVICES, INC., a Maryland corporation (the “Company”), KEY ENERGY SERVICES, LLC, a Texas limited liability company (“Key Energy LLC”, and together with the Company, collectively, “Borrowers”), certain subsidiaries of the Borrowers as Guarantors, Lenders and Co-Collateral Agents party to this Agreement and BANK OF AMERICA, N.A., a national banking association, as administrative agent for the Lenders (in such capacity, “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, Borrowers, certain subsidiaries of Borrowers as Guarantors from time to time party thereto, the Lenders from time to time party thereto, the Administrative Agent, and Bank of America, N.A. and Wells Fargo Bank, National Association, as Co-Collateral Agents, are parties to that certain Loan and Security Agreement dated as of June 1, 2015 (as amended, supplemented, restated or otherwise modified from time to time, the “Loan Agreement”; capitalized terms not otherwise defined herein having the definitions provided therefor in the Loan Agreement) and to certain other documents executed in connection with the Loan Agreement;

WHEREAS, Borrowers, certain subsidiaries of Borrowers as Guarantors, the Lenders party thereto, and the Administrative Agent are parties to that certain Limited Consent to Loan Agreement and Forbearance Agreement, dated as of May 11, 2016 (the “Limited Consent and Forbearance Agreement”);

WHEREAS, the Company, as borrower, each of the guarantors party thereto, each of the lenders party thereto and Cortland Capital Market Services LLC, as administrative agent, are parties to a Forbearance Agreement, dated as of May 11, 2016, relating to the Term Loan Credit Agreement (the “Term Loan Forbearance Agreement”);

WHEREAS, the Company, as borrower, each of the guarantors party thereto, each of the lenders party thereto and Cortland Capital Market Services LLC, as administrative agent, are parties to an amendment to the Term Loan Forbearance Agreement, a copy of which is attached as Exhibit A hereto (the “Term Loan Forbearance Agreement Amendment””);

WHEREAS, the Borrowers have requested that the Lenders consent to the prepayment of the Term Loans in a principal amount of up to $2,500,000 pursuant to Section 3 of the Term Loan Forbearance Agreement Amendment (such repayment, the “Specified Term Loan Repayment”);

WHEREAS, the Lenders are willing to provide such consent on terms and subject to conditions set forth herein;

WHEREAS, the Borrowers have further requested that the Lenders and the Administrative Agent amend the Limited Consent and Forbearance Agreement as set forth herein; and

WHEREAS, the Lenders and the Administrative Agent are willing to so amend the Limited Consent and Forbearance Agreement on terms and subject to conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

NOW, THEREFORE, the parties hereto agree as follows:

1. Limited Consent. Notwithstanding anything to the contrary contained in Section 10.2.16(c)(iii)(x) of the Loan Agreement, Administrative Agent and the Lenders signatory hereto constituting Required Lenders hereby consent to the Specified Term Loan Repayment, provided that (i) the Specified Term Loan Repayment is made on or before June 6, 2016 and (ii) no proceeds of Revolver Loans are used to fund the Specified Term Loan Repayment.

The consents contained in this Section 1 are limited consents and (i) shall only be relied upon and used for the specific purpose set forth herein, (ii) shall not constitute nor be deemed to constitute a waiver of (a) any Default or Event of Default or (b) any term or condition of the Loan Agreement and the other Loan Documents, (iii) shall not constitute nor be deemed to constitute a consent by the Administrative Agent or any Lender to anything other than the specific purpose set forth herein and (iv) shall not constitute a custom or course of dealing among the parties hereto.

2. Amendment to Limited Consent and Forbearance Agreement. The Limited Consent and Forbearance Agreement is hereby amended by replacing the phrase “(ii) June 6, 2016, at 11:59 p.m. New York time” appearing in Section 2.2 thereof with the phrase “(ii) June 20, 2016, at 11:59 p.m. New York time”.

3. No Other Amendments or Waivers.

This Agreement, and the terms and provisions hereof, constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes any and all prior or contemporaneous amendments relating to the subject matter hereof. Except for the amendments to the Loan Agreement expressly set forth in Section 1 hereof and the amendments to to the Limited Consent and Forbearance Agreement expressly set forth in Section 2 hereof, the Limited Consent and Forbearance Agreement and the Loan Agreement shall remain unchanged and in full force and effect. Except as expressly set forth in Section 1 and Section 2 hereof, the execution, delivery, and performance of this Agreement shall not operate as a waiver of or as an amendment of, any right, power, or remedy of Administrative Agent or the Lenders under the Limited Consent and Forbearance Agreement, the Loan Agreement or any of the other Loan Documents as in effect prior to the date hereof, nor constitute a waiver of any provision of the Limited Consent and Forbearance Agreement, the Loan Agreement or any of the other Loan Documents. The agreements set forth herein are limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse future non-compliance under the Limited Consent and Forbearance Agreement, the Loan Agreement or other Loan Documents, and shall not operate as a consent to any further or other matter, under the Loan Documents.

4. Conditions Precedent. The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent on the date hereof:

4.1 Execution of Agreement. Each Obligor, Administrative Agent and the Required Lenders shall have duly executed and delivered this Agreement.

4.2 Accuracy of Representations and Warranties. All representations and warranties contained in Section 5 hereof shall be true and correct in all respects.

4.3 Term Loan Forbearance Agreement Amendment. Receipt by Administrative Agent of evidence reasonably satisfactory to Administrative Agent that the Term Loan Forbearance Agreement Amendment has been entered into by all requisite parties thereto.

5. Representations and Warranties. Each Obligor hereby jointly and severally represents and warrants to Administrative Agent and Lenders, that

5.1 the execution, delivery and performance by the Obligors of this Agreement:

(a) are within each Obligor’s corporate, limited liability company or partnership powers, as applicable, and have been duly authorized by all necessary corporate, limited liability company or partnership, as applicable, and, if required, equity holder action (including, without limitation, any action required to be taken by any class of directors or other governing body of any Obligor or any other Person, whether interested or disinterested, in order to ensure the due authorization of the execution, delivery and performance by the Obligors of this Agreement);

(b) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including shareholders or other equity holders or any class of directors or other governing body, whether interested or disinterested, of any Obligor or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby, except such as have been obtained or made and are in full force and effect other than those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, or could not reasonably be expected to have a Material Adverse Effect,

(c) will not violate any Sanctions and Applicable Law or any Organic Documents of any Obligor or any Restricted Subsidiary, or any order of any Governmental Authority,

(d) will not violate or result in a default under any Material Contract, or give rise to a right thereunder to require any payment to be made by any Obligor or any Restricted Subsidiary and

(e) will not result in the creation or imposition of any Lien on any Property of any Obligor or any Restricted Subsidiary (other than the Liens created by the Loan Documents);

5.2 this Agreement has been duly executed and delivered by such Obligor and constitutes a legal, valid and binding obligation of such Obligor, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and

5.3 no Default or Event of Default has occurred and is continuing.

6. Reaffirmation. Each of the Obligors hereby confirms its respective guarantees, pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of each of the Loan Documents to which it is party, and agrees that such guarantees, pledges, grants of security interests and other obligations, and the terms of each of the Loan Documents to which it is a party, are not impaired or affected in any manner whatsoever and shall continue to be in full force and effect. Each Obligor acknowledges and agrees that any of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Agreement.

7. Miscellaneous.

7.1 Captions. Section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement.

7.2 Governing Law. UNLESS EXPRESSLY PROVIDED IN ANY LOAN DOCUMENT, THIS AGREEMENT AND ALL CLAIMS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS.

7.3 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of this Agreement shall remain in full force and effect.

7.4 Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the sole benefit of the parties and their respective successors and assigns.

7.5 References. Any reference to the Limited Consent and Forbearance Agreement and the Loan Agreement contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Agreement shall be deemed to include this Agreement unless the context shall otherwise require.

7.6 Loan Document. This Agreement shall be deemed to be and shall constitute a Loan Document.

7.7 Continued Effectiveness. Notwithstanding anything contained herein, the terms of this Agreement are not intended to and do not serve to effect a novation as to the Loan Agreement. The Limited Consent and Forbearance Agreement and Loan Agreement and each of the Loan Documents remain in full force and effect.

7.8 Entire Agreement. This Agreement constitutes the entire agreement, and supersede all prior understandings and agreements, among the parties relating to the subject matter thereof.

7.9 Counterparts; Execution. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when Administrative Agent has received counterparts bearing the signatures of all parties hereto. Delivery of a signature page of this Agreement by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of such agreement. Any signature, contract formation or record-keeping through electronic means shall have the same legal validity and enforceability as manual or paper-based methods, to the fullest extent permitted by Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWERS: KEY ENERGY SERVICES, INC.

By	/s/ J. Marshall Dodson
Name: J. Marshall Dodson
Title: Senior Vice President and Chief Financial Officer

KEY ENERGY SERVICES, LLC.

By	/s/ J. Marshall Dodson
Name: J. Marshall Dodson
Title: Senior Vice President and Chief Financial Officer

GUARANTOR: KEY ENERGY MEXICO, LLC

By	/s/ J. Marshall Dodson
Name: J. Marshall Dodson
Title: Senior Vice President and Chief Financial Officer

[Signature Page to Limited Consent and Amendment to Limited Consent to

Loan Agreement and Forbearance Agreement]

ADMINISTRATIVE AGENT AND LENDERS: BANK OF AMERICA, N.A., as Administrative Agent and a Lender

By	/s/ Brandon Watkins
Name: Brandon Watkins
Title: Senior Vice President

[Signature Page to Limited Consent and Amendment to Limited Consent to

Loan Agreement and Forbearance Agreement]

SIEMENS FINANCIAL SERVICES, INC., as a Lender

By	/s/ Mark B. Shafer
Name: Mark B. Shafer
Title: Vice President

By	/s/ John Finore
Name: John Finore
Title: Vice President

[Signature Page to Limited Consent and Amendment to Limited Consent to

Loan Agreement and Forbearance Agreement]

AMEGY BANK NATIONAL ASSOCIATION, as a Lender

By	/s/ James C. Day
Name: James C. Day
Title: Senior Vice President

[Signature Page to Limited Consent and Amendment to Limited Consent to

Loan Agreement and Forbearance Agreement]

COMERICA BANK, as a Lender

By	/s/ Gary Culbertson
Name: Gary Culbertson
Title: Vice President

[Signature Page to Limited Consent and Amendment to Limited Consent to

Loan Agreement and Forbearance Agreement]